[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.6

GILEAD SCIENCES LIMITED-DEGUSSA

EMTRICITABINE MANUFACTURING SUPPLY AGREEMENT

THE PARTIES HEREBY ACKNOWLEDGE AND AGREE TO THE FOLLOWING:

THIS SUPPLY AGREEMENT (“Agreement”) is entered into as of June 6, 2006 (the “Effective Date”), by and between Degussa AG, a German corporation (“Degussa”) and Gilead Sciences Limited, an Irish limited company (“GSL”) whose registered address is Unit 12, Stillorgan Industrial Park, Blackrock County, Dublin, Ireland. Degussa and GSL may each be referred to individually as a “Party” and collectively as the “Parties” in this Agreement.

WHEREAS, Degussa is a manufacturer of active pharmaceutical ingredients with expertise in cGMP manufacturing, and GSL and its designees manufacture and market pharmaceutical products for human use, including, but not limited to, emtricitabine 200 mg, known as Emtriva, tenofovir disoproxil fumarate 300 mg, known as Viread, the combination of both, known as Truvada, and others (each such pharmaceutical product which contains API (as defined below), a “Finished Product” and collectively, the “Finished Products”);

WHEREAS, Degussa and GSL desire to establish mutually agreeable terms for the commercial supply of bulk emtricitabine (“FTC”) and/or other active pharmaceutical ingredients sold by Degussa to GSL and used by GSL in the manufacture of Finished Products (the “API”) by Degussa to GSL;

WHEREAS, simultaneously with the execution of this Agreement, the Parties are entering into a definitive agreement (the “Stock Purchase Agreement”) providing for the acquisition (the “Acquisition”) by Gilead Sciences, Inc., a Delaware corporation (“GSI”) of Raylo Chemicals Inc. located at 1021 Hayter Road, Edmonton, Alberta, Canada (“Raylo”); and

WHEREAS, simultaneously with the execution of this Agreement, GSI, the ultimate parent of GSL, has executed a guaranty on behalf of GSL, which form is acceptable to Degussa, whereby it guarantees all of the obligations of GSL to Degussa hereunder.

NOW, THEREFORE, in consideration of the promises, covenants, agreements and other valuable consideration hereinafter set forth, and intending to be legally bound, the Parties hereby, subject to the fulfillment of the condition precedent of the Acquisition as described in the recitals above, agree as follows:

1.	AGREEMENT ACCEPTANCE: Degussa has read and understands this Agreement and understands that it will govern Degussa’s written acceptance of any order for or delivery of API. All terms and conditions with respect to an order for API proposed by Degussa or

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

GSL that are different from or in addition to this Agreement (including without limitation any such terms in the General Sales Conditions of Degussa or the General Purchase Conditions of GSL) and are not agreed to in writing by both Parties are hereby expressly rejected and shall not become a part of this Agreement or such order. GSL has read and understands this Agreement and will purchase the API manufactured by Degussa and pay for the supply of the API in accordance with the terms and provisions of this Agreement. Any delivery of API (excluding deliveries by Raylo in 2006 pursuant to purchase orders delivered by GSI or GSL to Raylo) after the Effective Date of this Agreement shall be governed by the terms of this Agreement. Any modifications to this Agreement shall, prior to their implementation, be mutually agreed upon by the Parties hereto and shall be made in accordance with Section 30. The Parties agree and acknowledge that, as expressly contemplated by this Agreement, certain of the Parties’ rights may be exercised by, and certain of the Parties’ obligations may be fulfilled by, corporate entities that control, are controlled by, or are under common control with the respective Party (such Party’s “Affiliates”), provided, however, that in no event shall the exercise of a right or the fulfillment of an obligation of a Party by its Affiliate relieve such Party from its obligations hereunder unless agreed to in writing by the other Party. “Control” or “control” (including without limitation the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including without limitation the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person, provided that any Person directly or indirectly controlling Degussa and any Person under common control with any Person controlling Degussa shall not be deemed an Affiliate of Degussa. “Person” means an individual, corporation, partnership, association, trust, joint-stock company, limited liability company, joint venture or other entity, including without limitation a Governmental Authority.

2.	TERM: The term of this Agreement shall begin as of the Effective Date, and shall remain in effect until December 31, 2013 (the “Term”), unless earlier terminated by either Party according to Section 12 “Termination” of this Agreement; provided that in the event that GSI and GSL provide a joint written notice to Degussa, within ten (10) Business Days following a termination of the Stock Purchase Agreement in accordance with Section 9.01 thereof that this Agreement shall continue for calendar years 2007, 2008 and 2009 (a “Supply Agreement Continuation”), the Term shall expire on December 31, 2009

3.	SUPPLY: During the Term, Degussa will manufacture API for GSL for use in manufacture of Finished Products. During the Term, Degussa is obligated to manufacture API at the location and in the quantities set forth herein. Degussa will not manufacture or supply API to any person or entity other than GSL without GSL’s prior written consent.

a)	Facility: Degussa will manufacture the API for GSL only at its facilities located in [ * ] Dossenheim, Germany, or such other facilities as the Parties agree to in writing (collectively, the “Facility”). GSL has inspected the Facility and has acknowledged that, based upon information in its possession as of the Effective Date, the Facility appears to be appropriate for the purposes of manufacturing the API consistent with Degussa’s obligations under this Agreement.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

b)	Minimum Quantities: During each year of the Term, GSL will purchase and Degussa will deliver at least the quantities of API set forth in Exhibit A (the “Minimum Quantities”), as such Minimum Quantities may be adjusted pursuant to the terms of this Agreement. In the event that GSL fails to purchase the Minimum Quantities in any year, GSL shall be obligated to pay to Degussa the difference between [ * ]; provided, however, GSL shall [ * ]. The invoice for such difference will be issued on December 31 in the calendar year for which the volume shortfall has occurred, and such invoice shall be paid by GSL within thirty (30) days of receipt. For clarity, Regulatory Actions (as defined in Section 12(d)) shall not be deemed to be breaches of GSL’s obligations under this Section 3(b) and will relieve GSL of its obligation to purchase the Minimum Quantities, except as set forth in Section 12(d).

c)	Forecasting: On the first day of each [ * ] period beginning January 1, 2007, GSL will provide to Degussa the projected need for API for each month of the [ * ] from the date the forecast is provided. The quantities indicated in the [ * ] projection will be [ * ], subject to Degussa’s obligations in Section 3(b) and the provisions of Exhibit A. The quantities indicated in the [ * ] will be [ * ].

d)	Acceptance: Degussa will respond to each purchase order received from GSL (“GSL Purchase Order”) within [ * ] calendar days of receipt. The response shall include Degussa’s inability to comply with, or confirmation of the delivery dates and quantities set forth in the GSL Purchase Order.

e)	Delay: If a shipment of API is delayed after Degussa has accepted an order, by more than [ * ] days beyond the forecasted date, as agreed by the Parties, it shall be considered a delay with respect to the quantity of such shipment and the following provisions shall apply:

(i) If such delay is caused by the fault of Degussa, Degussa will notify GSL as soon as practical after it becomes aware of such delay or that delay is expected. Degussa shall be obligated to cure such delay within [ * ] of the accepted delivery date indicated on the Degussa acceptance of the applicable GSL Purchase Order (the “Cure Period”); provided however, that if Degussa notifies GSL that [ * ], then the Parties shall [ * ]. If Degussa fails to deliver such quantity of API within the Cure Period, the delay shall then be treated as a failure to supply and the provisions of Section 3(f) shall apply.

(ii) If such delay is caused by the fault of GSL, GSL will use its [ * ], however, after [ * ] days from the date of the expected release and/or shipment, Degussa shall be entitled to [ * ]. For the avoidance of doubt, a delay caused by the fault of GSL will not be treated as a Shortfall (as defined below) or a failure to supply.

f)	Failure to Supply: If Degussa is unable to supply sufficient quantities of the API during a Cure Period pursuant to Section 3(e)(i), the Parties will [ * ] to alleviate such a shortfall (a “Shortfall”), including, but not limited to, the manufacture by GSL or a third-party. GSL will have the right in its discretion to (i) require Degussa to use [ * ] or (ii) [ * ]. Any quantities manufactured by GSL or a third-party to meet such Shortfall shall [ * ]. If GSL must secure supply of API from a third-party to alleviate a Shortfall, Degussa shall [ * ].

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

g)	Material Shortfall: A Material Shortfall will be considered a material breach of this Agreement, and the provisions of Section 12 shall apply. A “Material Shortfall” shall mean a single Shortfall, or when aggregated in a single year, a series of Shortfalls, for which the failure of Degussa to supply GSL with API for such year amounted in total to greater than [ * ] of the Minimum Quantities for such year in which the Shortfall or series of Shortfalls, as applicable, occurred.

4.	GOOD MANUFACTURING PRACTICES: Degussa will manufacture all API in accordance with, as then in effect, all laws, rules and regulations applicable in the U.S., the European Union (“EU”) and its member states, Germany, and other countries in which GSL notifies Degussa that the Finished Product is to be clinically tested or marketed pertaining to the manufacture, use, storage, handling, testing and transport and disposal of pharmaceutical products and materials, to the extent such laws, rules and regulations are applicable to Degussa’s manufacturing activities in respect of the API, including without limitation (i) the U.S. Food, Drug and Cosmetics Act, as amended, (ii) the Federal Public Health Service Act, (iii) then-current good manufacturing practices (“cGMP”) as established by the United States Food and Drug Administration (“FDA”) or the European Medicines Evaluation Agency (“EMEA”) or regulatory authorities in such other countries of member states of the EU (“EU Authorities”) (each of FDA, EMEA and each EU Authority, a “Regulatory Authority”), for the manufacture of pharmaceutical materials, and (iv) ICH Q7A Guideline (collectively, “Legal Requirements”). Each Party will promptly notify the other of any new Legal Requirements, including but not limited to new instructions or new specifications required thereby, and will confer with each other with respect to the best means to comply with such requirements. Degussa and GSL will allocate between them any and all costs of implementing such changes on an equitable basis, unless such costs are the result of a change to the manufacturing process, in which case the second paragraph of Section 7 shall apply. Upon written request of GSL, Degussa will permit representatives of GSL to perform quality assurance audits of the Facility and API manufacturing and be present during any government inspection of Degussa’s manufacturing process for the API, at mutually agreeable times, and Degussa will permit GSL to inspect copies of Degussa’s manufacturing records for the API, including its batch records, for the purposes of assuring product quality and compliance with agreed-upon manufacturing procedures.

5.	MANUFACTURING PROCESS: GSL will make available to Degussa, free of charge, all such know-how, information, and technical assistance that is necessary for Degussa to manufacture the API to the standards set by GSL or as stated in any current New Drug Applications for Finished Product filed in the U.S., any current Marketing Authorization Application filed for Finished Product in the EU, or any equivalents thereof in other jurisdictions (collectively, “Regulatory Approval Applications” or “RAAs”), as will be more precisely described by GSL in writing to Degussa before the start of manufacturing of the API. Disclosure of such know-how, information, and technical assistance will not confer on Degussa any rights to such know-how and information other than those explicitly provided for in this Agreement. Degussa will manufacture the API in conformance with the specifications (the “Specifications”), as set forth in the RAAs, as amended, and the Gilead Contract Manufacturing Manual for API that is in effect on the Effective Date of this Agreement, and as thereafter amended (the “Contract Manufacturing Manual”), and according to the manufacturing process description as set forth in the RAAs and the Contract Manufacturing Manual.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

6.	RAW MATERIALS: Degussa will use raw materials in the manufacture of API that conform to the specifications set forth in the Contract Manufacturing Manual (the “Raw Material Specifications”), and Degussa will verify such conformance in accordance with the testing standards and procedures specified therein. Degussa will facilitate changes to the Raw Material Specifications that are necessary or appropriate in light of FDA, EMEA or other regulatory requirements. Degussa shall not be liable under this Agreement for any API that fails to conform to the Specifications if the raw materials used meet the Raw Material Specifications and such non-conformity is due to the inadequacy of the Raw Material Specifications.

7.	CHANGE IN MANUFACTURING PROCESS: Degussa will obtain GSL’s prior written approval before implementing any planned change (including substantial improvements) in the materials, equipment, process, raw material suppliers, analytical methods, or procedures used to manufacture the API that would [ * ]. Degussa will disclose all proposed changes in such manufacturing materials, equipment, process, or procedure to GSL at a level reasonably sufficient to enable GSL to practice such changed manufacturing process. If such proposed changes contain Degussa Know-How (as such term is defined in Section 8), such notification will clearly identify the Degussa Know-How proposed to be used; such notification shall not be considered as a license to GSL to use such technology. If GSL approves the proposed changes, [ * ]. GSL will notify Degussa in writing with reasonable notice of any change (including substantial improvements) [ * ], and Degussa will [ * ]. Degussa will provide GSL with an authentic copy of the current Master Batch Record for the preparation of the API.

[ * ] will bear any increased costs of implementing any amendment or change of whatever nature to [ * ] as they exist on the Effective Date of this Agreement, as well as [ * ], through [ * ].

8.	PROCESS IMPROVEMENTS:

a) Degussa will communicate promptly to GSL any idea or substantial improvement (patented or unpatented) made or developed by Degussa solely or jointly with GSL employees or agents arising from its activities under this Agreement and relating to the processing, manufacture or testing of the API (“Improvement”).

b) GSL shall own all right, title and interest in and to Improvements that have [ * ].

c) GSL shall own all right, title and interest in and to Improvements that have [applications] [ * ] Degussa Know-How. “Degussa Know-How” shall mean all [ * ]. GSL hereby grants to Degussa a worldwide, royalty-free, exclusive sublicensable license to such Improvements for use in custom manufacturing of chemical products.

d) Degussa shall own all right, title and interest in and to Improvements that have [ * ]. Degussa hereby grants to GSL a worldwide, royalty-free, non-exclusive license as to GSL

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

to such Improvements, [ * ]. Such license shall not be sublicensable other than [ * ]. If GSL engages another contract manufacturer for the processing, manufacturing or testing of the API or of structurally related GSL pharmaceutical compounds, GSL, [ * ]may [ * ], and the Parties shall [ * ] for [ * ].

e) GSL shall own all right, title and interest to improvements made or developed solely by GSL arising from activities under this Agreement.

9.	QUALITY CONTROL SAMPLE AND DOCUMENTATION: Degussa will manufacture the API at all times in strict conformance with the Specifications, and Degussa will verify such conformance in accordance with the testing procedures specified in the Specifications and the Standard Test Methods as set forth in the Contract Manufacturing Manual. Prior to the delivery of any batch of API, Degussa will provide GSL with (i) a quality control sample of such batch to be held by GSL for analytical reference, (ii) written confirmation that Degussa’s quality assurance unit has reviewed and approved the relevant batch records (“Certificate of Compliance”), and (iii) a Certificate of Analysis confirming that such batch complies with the Specifications ((i), (ii) and (iii) collectively being the “Quality Documentation”). Degussa will conduct quality control sampling in accordance with the most current Drug Substance Sampling/Testing Plan contained in the Contract Manufacturing Manual, unless otherwise specified by GSL in writing.

10.	QUANTITY AND PRICE: Subject to adjustment as provided in this Agreement, GSL will pay to Degussa the prices pursuant to Exhibit A. The baseline for all adjustments of the Base Selling Price and quantities is the [ * ]. The Parties agree to conduct an [ * ] review of the Base Selling Price (as defined in Exhibit A) [ * ] and establish the Base Selling Price on October 1 of [ * ] for the [ * ], in accordance with the following provisions:

a) Adjustment Due to Changes in Cost of Raw Materials. If, due to market conditions, the cost of a raw material purchased by Degussa for manufacture of API increases or decreases by more than [ * ] percent ([ * ]%) of the cost upon which the then-current applicable API price quote was based, the Parties will [ * ]. In addition, if, due to market conditions, the cost of energy or transportation purchased by Degussa for manufacture of API increases or decreases by more than [ * ] percent ([ * ]%) of the cost upon which the then-current applicable API price quote was based, the Parties will [ * ].

b) Adjustment Due to Use of Alternative Raw Material Sources. If Degussa or GSL identify alternative sources of or arrangements for raw materials, in each case that [ * ], the Base Selling Price shall be determined as follows:

(i) The Parties shall allocate and assign to each Party [ * ]. Such allocation shall be based on the principle that the Parties should [ * ].

(ii) The Minimum Contribution Per Unit (as defined in Exhibit A) shall be [ * ]. Such adjustment to the Minimum Contribution Per Unit shall be in effect for all production batches after such decrease has been acknowledged by the Parties.

(iii) An example of the formula described in Section 10(b) (ii) is set forth on Exhibit B.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

c)	Adjustment Due to Yield Improvements. If there are decreases in variable costs due to a yield improvement, the Parties shall [ * ], as follows:

(i) Unless agreed to otherwise by the Parties, the Parties shall allocate and assign to each Party [ * ]. Such allocation shall be based on the principle that the Parties should [ * ].

(ii) The Minimum Contribution Per Unit shall be [ * ]. Such adjustment to the Minimum Contribution Per Unit shall be in effect for all production batches after such decrease has been acknowledged by the Parties.

(iii) An example of the formula described in Section 10(c) (ii) is set forth on Exhibit B.

d) GSL Improvement. Degussa and GSL acknowledge that the process improvement described in the Technology Transfer Documents entitled “FTC Second Generation Process,” identified on Schedule 10(d) (the “Second Generation Process”), shall be governed by Sections 10(b), (c) and (e)(i)(A), provided that the [ * ]. The effects of any improvements introduced after the Effective Date, other than those included in the Second Generation Process, shall be governed by Sections 10(b), (c) or (e), as applicable.

e) Adjustment Due to Reduction in Fixed Costs. If there are decreases in fixed costs due to process improvements identified by Degussa and/or GSL, in any such case that reduce the API manufacturing cost by [ * ]% or more, the Parties shall [ * ], as follows:

(i) (A) If the fixed cost reduction due to process improvements was identified by GSL, and GSL agrees to the implementation of such process improvements, then GSL will pay all of Degussa’s implementation costs related to such reduction in fixed costs and the applicable Base Selling Price per unit shall be decreased by an [ * ]. In that event, the Minimum Quantities shall be [ * ].

(B) If the fixed cost reduction due to process improvements was identified by [ * ], then [ * ] will pay implementation costs related to such reduction in fixed costs and the applicable Base Selling Price per unit shall [ * ].

(C) If the fixed cost reduction due to process improvements was identified jointly by GSL and Degussa, and GSL agrees to the implementation of such process improvements, then GSL will pay [ * ] of Degussa’s implementation costs related to such reduction in fixed costs and the applicable Base Selling Price per unit shall be [ * ]. In that event, the Minimum Quantities shall be [ * ] such that they shall [ * ].

(ii) Any increase to the Minimum Quantities based solely on fixed cost reductions due to process improvements pursuant to Sections 10(e) (i) (B) and/or (C) shall [ * ].

(iii) Examples of the formulas described in Section 10(e) (i) are set forth in Exhibit C.

f) Competitive Pricing. (i) In order to ensure the total price for the API is consistent with the external market, the Parties will [ * ]. GSL and Degussa [ * ].

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(ii) If GSL identifies an alternate third-party source (that is not a GSL or GSI Affiliate) of the API with a lower manufacturing cost that results in a price of API that is greater than [ * ]% less than Degussa’s Base Selling Price in effect at such time, and such alternate source has supplied at least [ * ] metric tons of API to GSL within a [ * ] period, the Parties will meet to renegotiate in good faith the Base Selling Price. The manufacturing cost identified from the alternate source of API must be [ * ]. The guiding principles of such negotiations between the Parties shall include [ * ] (A), [ * ] and (B), [ * ]. The objective of such negotiations and the introduction by Degussa of manufacturing changes and/or process improvements and the relocation of its facility to a lower labor cost facility shall be to [ * ]. The Base Selling Price in effect at the time of such negotiation shall remain [ * ] which in no event shall be longer than (I) [ * ] with respect to the introduction of manufacturing changes and/or process improvements, or (II) with respect to the relocation of the facility, (A) [ * ] after GSL has notified Degussa that the alternate source has supplied at least [ * ] metric tons of API to GSL or (B) [ * ] after GSL has notified Degussa that the alternate source has supplied at least [ * ] metric tons of API to GSL, in any such case, subject to any Regulatory Authority’s approval. In the event the Parties are unable to reach agreement on pricing that is competitive with GSL’s alternate source, GSL may, at its discretion, [ * ].

g) If any or all instances of the adjustments to the Base Selling Price results [ * ], GSL [ * ].

11.	DELIVERY, SHIPPING, BILLING AND PAYMENT:

a) Delivery: Unless otherwise agreed by the Parties in writing, Degussa will deliver all shipments [ * ].

b) Shipment: Degussa, in cooperation with the common carrier (the “Carrier”) to be selected by GSL, but under GSL and Carrier’s sole responsibility, will provide all necessary assistance in order to package and ship the API in accordance with Degussa’s customary practices for pharmaceutical compounds, unless otherwise specified by GSL. Degussa and the Carrier will ship API pursuant to written instructions provided by GSL to Degussa or in a GSL Purchase Order, to a facility of GSL, or a GSL designee (each such facility, a “GSL Location”), and in such quantities as designated by GSL on the GSL Purchase Order, material transfer request, or by subsequent written instruction given by GSL, as agreed to by Degussa. Degussa will give its assistance to the Carrier in order to make sure that such API is shipped no later than the latest of (i) within [ * ] calendar days of receipt of such shipping instructions from GSL, and (ii) the date shipment must be made in order to achieve receipt as set forth in the applicable GSL Purchase Order.

c) Invoices: All invoices from Degussa to GSL covering API delivered to GSL shall be stated, and GSL will make all payments due to Degussa in Euros by wire transfer to the Degussa bank account notified in writing by Degussa from time to time. Degussa will issue invoices upon completion of the batches and issuance of the applicable quality control sample(s) in accordance with Section 9. GSL will pay Degussa’s invoice not later than thirty (30) calendar days following the later of (i) the receipt of the applicable invoice, or (ii) receipt of the Certificate of Analysis and Certificate of Compliance. Any invoiced amount that is not paid within [ * ] days of its due date shall be assessed a late payment fee at the rate of [ * ] percent ([ * ].0%) per month or the maximum rate permitted by applicable law with respect to such obligations, whichever is less.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

d) Exchange Rate: On an annual basis, during the duration of this Agreement, the Parties will adjust the Base Selling Price to reflect any changes in the U.S. Dollar / Euro exchange rate so that the Parties share equally any economic benefit or detriment as a result of currency fluctuations from the exchange rate established herein. Until adjusted as provided in the preceding sentence, the exchange rate will be $US 1.00 = .774498 Euros. This rate will be adjusted each June 6 to reflect the average exchange rate (as stated in the Wall Street Journal) for the thirty (30) days prior to such date.

12.	TERMINATION:

a) Either Party may terminate this Agreement at any time following the tenth (10th) Business Day following the termination of the Stock Purchase Agreement in accordance with Section 9.01 thereof, if GSL has not elected to enter into a Supply Agreement Continuation in accordance with Section 2.

b) Either Party may terminate this Agreement for a material breach by the other Party. A material breach may be encountered if either Party (i) fails to make payments or to deliver goods as provided in this Agreement, subject to the provisions of Sections 3 and 14 or (ii) breaches its obligations under Sections 17, 18 or 29. A Party may terminate this Agreement under this Section 12 by giving the breaching Party written notice, specifying the circumstances of the breach, including the provisions of this Agreement that are breached (“Notice”). The breaching Party, if such a breach has indeed occurred, has [ * ] calendar days from receipt of such Notice to cure such breach of this Agreement.

If the breach has not been cured at the end of the [ * ] day period or if the breaching Party is not making diligent, good faith efforts to cure such breach, then, upon immediate Notice to the breaching Party, the breaching Party shall be in default and the non-breaching Party may terminate this Agreement. If the breaching Party is making diligent, good faith efforts to cure such breach up until the end of the [ * ] day period, the breaching Party shall be granted an additional [ * ] day period to cure said breach so long as it continues to use diligent, good faith efforts to cure such breach.

Unless the termination is on the grounds of a material breach resulting directly from Degussa’s fault in the performance of its obligations under this Agreement, GSL will purchase raw material and intermediates at Degussa’s actual cost and inventories of the API at the purchase price then in effect according to provisions of Exhibit A hereto as amended during the performance of this Agreement. Otherwise, GSL shall have the right, but not the obligation, to purchase such raw materials, intermediates and inventories of the API pursuant to Section 10 as GSL may determine in its sole discretion. For clarity, but without limitation on other contract damages that may be available in the event of a material breach by a Party, in the event the termination is on grounds of a material breach resulting directly from GSL’s fault in the performance of its obligations under this Agreement during the Term, GSL shall pay to Degussa all amounts due for the Minimum Contribution with respect to the remaining Minimum Quantities as set forth in Section 3(b) of this Agreement for [ * ].

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

c) If either Party becomes bankrupt, the other Party may, with immediate Notice to the first Party, terminate the Agreement with no liabilities whatsoever, subject to applicable law and the provisions herein contained.

d) Regulatory Action. In the event that a Regulatory Authority (i) puts a clinical hold on API or Finished Product, (ii) withdraws approval of the manufacture or marketing of Finished Product, (iii) takes any action the result of which is to prohibit the manufacture, sale or use or any similar action of Finished Product or any raw material contained therein or (iv) imposes significant restriction on the manufacture, sale or use or any similar action of Finished Product, (each a “Regulatory Action”) (or if a Regulatory Authority has communicated in writing to GSL that a Regulatory Action is imminent) which results in the reduction of the annual worldwide sales (in units) of all Finished Products by GSL by at least [ * ]%, then upon thirty (30) days’ notice to Degussa, GSL shall have the right to reduce the annual Minimum Quantities for the remainder of the Term by [ * ]% for each percentage point over [ * ]% by which the sales of Finished Products are reduced. For the avoidance of doubt, by way of example, a [ * ]% reduction of the annual worldwide sales of GSL’s Finished Products due to a Regulatory Action will result in a [ * ]% reduction in the annual Minimum Quantities.

e) Should GSL reduce the Minimum Quantities due to a Regulatory Action:

(i) Degussa will take [ * ] measures to reduce any ongoing API production and limit further expenses associated with such ongoing API production under this Agreement;

(ii) GSL will purchase raw material and intermediates at Degussa’s actual cost and inventories of the API at the purchase price then in effect according to provisions of Exhibit A hereto as amended during the performance of this Agreement, and will reimburse Degussa for reasonable expenses incurred by Degussa with respect to fulfilling any outstanding GSL Purchase Orders prior to the effective date of the reduction; and

(iii) Degussa will use commercially reasonable efforts to reallocate available capacity at the Facility in order to mitigate its damages under this Agreement.

f) Except as otherwise set forth in this Agreement, termination of this Agreement shall not release any Party hereto from any payment, liability or other obligation existing at the date of termination.

13.	LIMITED WARRANTY: Degussa warrants that API delivered hereunder will (i) be manufactured in accordance with Legal Requirements, (ii) be manufactured in accordance with the agreed-upon manufacturing procedures described in the master batch records supplied to GSL in accordance with the provisions of Section 7, as may be modified and disclosed to GSL in accordance with the provisions of Section 7, and (iii) be manufactured in accordance with and comply with the then-applicable Specifications as set forth in the RAAs, as amended, and the Contract Manufacturing Manual. These warranties are the only warranties made by Degussa with respect to API delivered hereunder, and may only be modified or amended by a written instrument signed by a duly authorized officer of

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Degussa and accepted by GSL. THE EXPRESS WARRANTIES SET FORTH IN THIS SECTION 13 ARE THE EXCLUSIVE WARRANTIES MADE BY DEGUSSA UNDER THIS AGREEMENT OR ANY PURCHASE ORDER GOVERNED BY THIS AGREEMENT, IN LIEU OF ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Nothing in this Section 13 is intended as a limitation of GSL’s or Degussa’s defense and indemnification obligations under Sections 17 and 18 or the recall obligations under Section 19.

14.	LIMITATION OF LIABILITY: a) IF ANY API FAILS TO CONFORM TO THE WARRANTIES IN SECTION 13(iii), WHETHER SUCH API IS ACCEPTED OR REJECTED PURSUANT TO SECTION 15, GSL’S (OR GSL’S AFFILIATES’) EXCLUSIVE REMEDY SHALL BE LIMITED TO THE RIGHT TO REQUIRE DEGUSSA, AND DEGUSSA’S EXCLUSIVE OBLIGATION SHALL BE, TO REPLACE THE API OR TO REFUND THE BASE SELLING PRICE PAID BY GSL FOR SUCH API. UNDER NO CIRCUMSTANCES SHALL DEGUSSA BE LIABLE FOR ANY INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES HEREUNDER, INCLUDING BUT NOT LIMITED TO LOST PROFITS, BUSINESS INTERRUPTIONS OR LOSS OF BUSINESS, WHETHER OR NOT ADVISED OF THE POSSIBILITY THEREOF, REGARDLESS OF WHETHER SUCH CLAIMS ARE MADE IN CONTRACT, TORT OR STRICT LIABILITY.

b) IF ANY API FAILS TO COMPLY WITH THE LIMITED WARRANTIES SET FORTH IN SECTION 13(i) OR SECTION 13(ii), BUT COMPLIES WITH THE LIMITED WARRANTIES SET FORTH IN SECTION 13(iii), DEGUSSA’S LIABILITY HEREUNDER SHALL BE LIMITED TO THE MAXIMUM AMOUNT (AS DEFINED IN SECTION 18).

15.	ACCEPTANCE AND REJECTION: GSL may reject API delivered by Degussa for failure to comply with the warranties in Section 13 by giving Degussa written notice. Any rejection for noncompliance with such warranties shall be made within [ * ] days of GSL’s receipt of the Quality Documentation, as such period may be reasonably extended by notice from GSL in the event of investigation of a potential deviation by GSL. GSL will be deemed to have accepted any shipment of API that it does not reject consistent with the preceding timeframe. In case of notice of rejection by GSL, the Parties will cooperate to determine whether rejection was necessary or justified. Degussa will notify GSL promptly as to whether it accepts GSL’s basis for any rejection, and in no event later than [ * ] days after receipt of GSL’s notice of rejection. If the Parties disagree whether the API batch did not comply with the warranties, they will submit a sample of such API batch and applicable documentation to a mutually acceptable independent third-party laboratory. Such third-party laboratory will determine whether such API batch conforms to the warranties, and such determination shall be final, binding and determinative as to whether rejection of such API batch was justified. The Party against whom the third-party tester rules will bear all costs of the third-party testing. If the third-party tester rules that a rejected batch meets the warranties, GSL will purchase such batch, irrespective of whether Degussa has already replaced it. If Degussa accepts GSL’s basis for rejection or the third-party tester rules that a rejected batch did not meet the warranties, Degussa will not charge GSL for such batch or for shipping, insurance or freight costs therefor, or will promptly refund any such amounts already paid by GSL. At GSL’s request, Degussa will use its commercially reasonable efforts to replace any rejected API within (i) [ * ] days of the date of Degussa’s acceptance of GSL’s basis for rejection or (ii) [ * ] days after the date of Degussa’s rejection of GSL’s

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notice of rejection of API; provided that if Degussa does not accept or reject GSL’s notice of rejection of API, such rejection of API will be deemed accepted by Degussa 15 days after Degussa’s receipt of GSL’s notice. If Degussa fails to replace such API within the time period required in the previous sentence, GSL may treat the rejected batch of API as a Shortfall pursuant to Section 3(f), until and unless it is finally determined that the batch complied with the warranties in Section 13.

16.	DISCLAIMER: GSL hereby acknowledges and agrees that Degussa has not been involved in the design, evaluation, approval or other regulatory processes, including regulatory reporting obligations, with respect to API or the Finished Product, and will be fully indemnified as set forth in Section 17.

17.	INDEMNIFICATION BY GSL: GSL will defend, indemnify and hold harmless Degussa, Degussa’s directors, officers, employees and agents, Degussa’s Affiliates, and the directors, officers, employees and agents of any Degussa Affiliate, parent, subsidiary or related company (the “Degussa Indemnitees”) from and against any and all losses, liabilities, judgments, damages, costs, reasonable fees, and expenses, including reasonable attorneys’ fees (collectively, “Losses”) resulting from any third-party claim, demand, action, suit or proceeding (collectively, “Third-Party Claim”) allegedly arising out of (i) any failure to provide accurate and complete information relating to the manufacture of API made available by GSL to Degussa, (ii) possession, use, transformation, or sale of API by any person other than a Degussa Indemnitee, (iii) manufacture, use, offer for sale, sale and distribution of Finished Products by any person including but without limitation GSL, its Affiliates, sublicensees or distributors, (iv) any negligent or wrongful act or omission of GSL or any GSL Indemnitee relating to this Agreement, including without limiting the generality of the foregoing any Losses whatsoever with respect to Third-Party Claims of death or injury to person or damage to property, (v) any Third-Party Claims of death or injury to person or damage to property, based on any legal cause of action including Strict Liability, related in any manner to the design, development, manufacture, sale, use or marketing of API or the Finished Product if the relevant API complied with the limited warranties set forth in Section 13, or (vi) any Third-Party Claims of death or injury to person or damage to property, based on any legal cause of action including Strict Liability, related in any manner to the design, development, manufacture, sale, use or marketing of API or the Finished Product if the relevant API did not comply with the limited warranties set forth in Section 13(iii) and GSL did not reject the delivery of such API, provided that Degussa provides GSL with prompt notice of any such Third-Party Claim and the exclusive ability to defend (with the reasonable cooperation of Degussa) or settle any such Third-Party Claim, except to the extent that GSL has a right of indemnification or defense with respect to any such Loss or Third-Party Claim pursuant to Section 18.

18.	INDEMNIFICATION BY DEGUSSA: Degussa will defend, indemnify and hold harmless GSL and GSL’s directors, officers employees and agents, GSL’s Affiliates, and the directors, officers, employees and agents of any GSL Affiliate, parent, subsidiary or related company (“GSL Indemnitees”) from and against any and all Losses resulting from Third-Party Claims allegedly arising from the failure of Degussa or any Degussa Indemnitee to comply with the limited warranties set forth in Section 13(i) and Section 13(ii) in connection with the manufacture of API which otherwise complies with the

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

limited warranties set forth in Section 13(iii), including without limiting the generality of the foregoing any Losses whatsoever with respect to Third-Party Claims of death or injury to person or damage to property, provided that GSL provides Degussa with prompt notice of any such Third-Party Claims and the exclusive ability to defend (with the reasonable cooperation of GSL) or settle any such Third-Party Claims, except to the extent that Degussa has a right of indemnification or defense with respect to any such Loss or Third-Party Claims pursuant to Section 17. THE TOTAL LIABILITY OF DEGUSSA AND ITS OBLIGATION TO DEFEND AND INDEMNIFY GSL HEREUNDER FOR THIRD-PARTY CLAIMS (INCLUDING ANY EXPENSES DUE TO RECALLS PURSUANT TO SECTION 19) SHALL NOT EXCEED €[ * ], WITH THE COSTS OF DEFENSE TO BE APPLIED AGAINST THIS LIMIT (THE “MAXIMUM AMOUNT”).

19.	RECALLS AND ADVERSE EVENTS: If there is a recall of Finished Product (a “Recall”) or there are adverse events for API that arise out of the processing, manufacture or testing of API by Degussa (an “Adverse Event”), Degussa will provide at GSL’s cost any assistance reasonably requested by GSL in connection with such Recall or Adverse Event. In the event such Recall or Adverse Event is due to the negligent failure of Degussa to comply with the limited warranties set forth in Section 13(i) and Section 13(ii) in connection with the manufacture of API which otherwise complies with the limited warranties set forth in Section 13(iii), then Degussa shall be responsible for out-of-pocket expenses reasonably incurred in connection with such recall or seizure, including loss of Finished Products, notification, transportation, destruction expenses and replacement costs, up to the Maximum Amount, with such expenses included in such limit, but Degussa shall not be required to pay lost profits of GSL or third-parties.

20.	NO IMPLIED LICENSES: No right, express or implied, is granted by this Agreement to either Party to use in any manner the name of the other or any other trade name or trademark or other intellectual property rights of the other in connection with the performance of the work covered by this Agreement.

21.	INDEPENDENT CONTRACTORS: Each Party hereto will act as an independent contractor and nothing in this Agreement shall be construed as to give either Party the authority to act for, bind, or commit the other Party in any way whatsoever.

22.	FORCE MAJEURE: The performance by either Party shall be excused and neither Party shall be liable for failure to perform or for delay in performing any of its obligations under this Agreement, if such failure or delay is caused by lack of supply of materials or services through no fault of such Party, an act of God, riot, fire, explosion, flood, hostilities of war, acts of terrorism, executive legislation or administrative order, strike, work-stoppage, slow-down or similar labor problems, shortage of raw materials, or other conditions reasonably beyond the control of such Party, provided that the Party experiencing the delay promptly notifies the other Party of the delay and uses and continues to use commercially reasonable efforts to overcome such cause; and provided further, that if such cause continues for a period of six (6) months and is not overcome by the Party whose performance is affected, the Party not subject to the force majeure may cancel this Agreement without liability from the date of expiration of such period, except as provided in Section 12.

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23.	NONASSIGNABILITY: Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, such consent not to be unreasonably withheld, except that either Party may make such an assignment or transfer to any of its Affiliates without the other Party’s consent, provided that any such assignee or transferee will agree in writing to be bound by this Agreement and all the obligations set forth herein, including, without limitation, Section 3 of this Agreement. Each Party will use commercially reasonable efforts to notify the other Party at least thirty (30) days in advance of any such assignment or transfer, or, if not practicable, as soon as reasonably practicable. Any assignment or transfer or attempted assignment or transfer by either Party in violation of the terms of this Section 23 shall be null and void and of no legal effect. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators, and assigns of the Parties hereto.

24.	ARBITRATION: Any controversy or claim arising out of or relating to this Agreement is to be resolved by binding arbitration. The arbitration is to be administered by the American Arbitration Association and is to be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration is to be held before a panel of three (3) arbitrators, each of whom must be independent of the Parties. Each Party shall select an arbitrator and request the two (2) selected arbitrators to select a third neutral arbitrator. If the two (2) arbitrators fail to select a third arbitrator on or before the tenth (10th) day after the second arbitrator was selected, either Party is entitled to request the American Arbitration Association to appoint the third neutral arbitrator in accordance with its rules. Before beginning the hearings, each arbitrator must provide an oath or undertaking of impartiality. The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable, including but not limited to equitable and injunctive relief, whether provisional or final in nature, and any such equitable or injunctive measures ordered by the arbitrators may be enforced by any court of competent jurisdiction. Notwithstanding the foregoing, nothing in this Agreement shall prevent either Party from seeking any provisional/preliminary equitable relief (including, but not limited to, preliminary injunctions, attachments or other such orders in aid of arbitration) from any courts located in the City of New York, County of New York (the “New York courts”), and any such application to a New York court for provisional/preliminary relief shall not be deemed incompatible with the agreement to arbitrate or a wavier of the right to arbitrate. In the event that either Party seeks provisional/preliminary relief in the New York courts in accordance with the last sentence, each of the Parties hereby (a) agrees that the New York courts shall exclusive jurisdiction to grant such judicial relief and (b) waives any claim or defense that the jurisdiction or venue of the New York courts is improper. The Parties shall allow and participate in pre-hearing discovery in accordance with the U.S. Federal Rules of Civil Procedure. Unresolved discovery disputes shall be submitted to the arbitrators. Any witness that has been requested for deposition by one Party, but not produced by the other Party, shall not be entitled to submit any testimony in the arbitration. The arbitrators shall have no authority to award punitive damages or other damages not measured by the prevailing Party’s actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the provisions of this Agreement. The award of the arbitrators in writing shall be final and binding upon the Parties and shall not be appealed from or contested in any court. Should any Party fail to appear or be represented at the

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arbitration proceedings after due notice in accordance with the applicable rules, then the arbitrator may nevertheless render a decision in the absence of such Party and such decision shall have the same force and effect as if the absent Party had been present, whether or not it shall be adverse to the interests of such Party. The arbitration is to be conducted in the City of New York, County of New York. Each Party shall submit to any court of competent jurisdiction for purposes of the enforcement of any award, order or judgment pursuant to arbitration, and such award, order or judgment shall be final and may be entered and enforced in any court of competent jurisdiction.

25.	GOVERNING LAW: This Agreement is made in accordance with and shall be governed by and construed, interpreted, enforced, and applied under the laws of New York, excluding its choice of law rules and excluding the United Nations’ Convention on Contracts for the Sale of Goods. Should any part of this Agreement be in conflict with any applicable law, all other provisions of this order shall remain in force and the Parties hereto will mutually and in good faith modify the invalid or unenforceable provisions so as to maintain essentially the spirit hereof and the original will of the Parties.

26.	SEVERABILITY: If any term of this Agreement is held to be invalid or unenforceable under any statute, regulation, ordinance, executive order or other rule of law, such term shall be deemed modified or deleted, but only to the extent necessary to comply with such statute, regulation, ordinance, order or rule, and the valid or enforceable portion thereof and the remaining terms of this Agreement will remain in full force and effect, unless the invalid or unenforceable provisions are of such essential importance to this Agreement that it is reasonably assumed that the Parties would not have entered into this Agreement without the invalid terms.

27.	WAREHOUSING: After ownership of the API has transferred to GSL and upon agreement by both Parties, Degussa will hold supplies of the API at the Facility at no additional cost to GSL, until further shipping instructions are available from GSL. Storage of the API shall be in accordance with Legal Requirements. Degussa shall bear the cost of any insurance against loss of the API while it is maintained at the Facility. GSL will make all appropriate efforts to move the API from the Facility in a reasonable period of time.

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

28.	NOTICES: All notices under this Agreement shall be in writing and shall be delivered personally, sent for next-day delivery by internationally recognized courier service or transmitted by facsimile (transmission confirmed), with confirmation by next day delivery by an internationally recognized courier service, to the following addresses and facsimiles of the respective Parties or such other address or facsimile as is notified pursuant to this Section 28:

If to GSL: Gilead Sciences Limited Unit 12 Stillorgan Industrial Park Blackrock, Co. Ireland Attention: [ * ] Facsimile: [ * ]	With a copy to: Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA Attention: [ * ] [ * ] Facsimile: [ * ]

If to Degussa: Degussa AG Business Line Exclusive Synthesis Rodenbacher Chaussee 4 63457 Hanau-Wolfgang Attention: [ * ] Facsimile: [ * ]	With a copy to: Degussa AG Corporate Center Bennigsen Platz 1 40474 Düsseldorf Attention: General Legal Counsel Facsimile: +49.211.65041.517

29.	CONFIDENTIALITY: “Confidential Information” means all proprietary or confidential information, data, know-how, results, trade secrets, techniques, inventions, ideas, process, formulas, drawings, or diagrams disclosed by one Party to the other Party in the course of negotiating or performing under this Agreement or any purchase order governed thereby, whether or not marked or identified as confidential or proprietary, and other confidential information disclosed under the Confidential Disclosure Agreement, made effective October 31, 2003 between GSI and Degussa, except for any such information that (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, its employees or contractors in breach hereof, generally known or available; (ii) is known by the receiving Party at the time of receiving such information, as evidenced by its contemporaneous written records; (iii) is hereafter furnished to the receiving Party by a Third-Party, as a matter of right, without breach of any confidentiality obligation, and without restriction on disclosure; or (iv) is independently developed by the receiving Party without reference to such Confidential Information, as shown by independent, contemporaneous, written records. During the term this Agreement is in effect, and for a period of five (5) years thereafter, each Party will maintain all Confidential Information of the other Party received by it under this Agreement in confidence and, without prior written permission of the other Party, shall not disclose any such Confidential Information of the other Party to any third-party or use any such Confidential Information for any purposes or to an extent other than as necessary or permitted for performance under this Agreement. The Parties shall disclose Confidential Information of the other Party only to its employees, agents, consultants, Affiliates, or sublicensees who need such information for performance under this Agreement and who are subject to binding obligations to hold in confidence and not make use of such Confidential Information of the other Party for any purpose other than those permitted by this Agreement, that are at least as restrictive as those of this Section 29. Each Party will protect the confidentiality of the other Party’s Confidential Information

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using the same standard of care as it uses to protect its own confidential information of a similar nature, but no less than reasonable care. Each Party will notify the other Party promptly upon discovery of any unauthorized use or disclosure of the Confidential Information of the other Party.

Notwithstanding any other provision of this Agreement, each Party (or its Affiliate, if applicable) may disclose Confidential Information if such disclosure: (i) is in response to a valid order of a court or other governmental body of the United States or a foreign country, or any political subdivision thereof; provided, however, that the receiving Party shall first have given notice to the other Party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued; (ii) is otherwise required by governmental law, rule or regulation, including without limitation rules or regulations of the U.S. Securities and Exchange Commission, rules of the National Association of Securities Dealers, or similar rules or regulations of the German Stock Exchange, the Frankfurt Stock Exchange, BaFin, or other similar exchanges or supervisory authorities; provided, however, that the receiving Party shall first (A) have given notice to the other Party hereto in order to allow such Party the opportunity to seek confidential treatment of the Confidential Information, and (B) reasonably cooperated in such efforts; or (iii) is otherwise necessary to prosecute or defend litigation, comply with applicable governmental regulations (including in making regulatory filings for Finished Product), make governmental patent or regulatory filings, or otherwise enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary for such enforcement.

Upon expiration or termination of this Agreement, each Party will, at the other Party’s election, promptly return or destroy all Confidential Information received by it from the other Party and shall certify in writing to such other Party the completion thereof.

30.	ENTIRE AGREEMENT; AMENDMENTS: This Agreement together with the attachments, exhibits, or supplements specifically referenced in this Agreement constitutes the entire, final, complete, and exclusive agreement between the Parties and supersedes all previous agreements or representations, written or oral, with respect to the subject matter of this Agreement. This Agreement may not be modified, amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by a duly authorized representative of each Party. SUBJECT TO SUCH AMENDMENT, THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT CONSTITUTE THE FINAL, COMPLETE, EXCLUSIVE AND ENTIRE AGREEMENT BETWEEN GSL AND DEGUSSA WITH RESPECT TO THE SUBJECT MATTER HEREOF. ANY TERM OR CONDITION IN ANY SEPARATE AGREEMENT OR CONFIRMATION, PURCHASE ORDER, OR OTHER DOCUMENT FURNISHED BY GSL OR DEGUSSA THAT IS IN ANY WAY INCONSISTENT WITH THE TERMS SET FORTH IN THIS AGREEMENT IS HEREBY EXPRESSLY REJECTED.

31.	INSURANCE: Each Party will maintain at its own cost insurance policies with respect to its activities and obligations under this Agreement that are commercially reasonable as to terms, coverage and coverage limits in view of the scope of such Party’s activities and obligations under this Agreement.

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32.	INTERPRETATION: In this Agreement, except to the extent that the context requires otherwise: the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

33.	SURVIVAL: The provisions of Sections 8 and 12 through 33 shall survive the termination or expiration of this Agreement.

* * * * *

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The Parties have entered into this Agreement as of the Effective Date by their duly authorized representatives.

GILEAD SCIENCES LIMITED

By:	/s/ Gregg Alton
Name:	Gregg Alton
Date:
Title:	Director, Gilead Sciences Limited

DEGUSSA AG

By:	/s/ Dr. Rudolf Hanko
Name:	Dr. Rudolf Hanko
Date:	06.06.2006
Title:	Head of Business Line Exclusive Synthesis

By:	/s/ Oliver Maier
Name:	Oliver Maier
Date:	31-05-2006
Title:	VP, Mergers and Acquisitions

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Exhibit A

Minimum Contribution and API Quantities

The table below sets forth GSL’s minimum contribution obligations for the stated calendar years for Degussa’s manufacturing API for commercial use to be delivered pursuant to a delivery schedule agreed upon by Degussa and GSL assuming that the API to be supplied is emtricitabine (FTC) (for any such year as set forth in the table below, the “Minimum Contribution”). GSL may request that Degussa substitute another API, such as tenofovir disoproxil fumerate (“TDF”), oseltamivir phosphate for all or part of the FTC to be delivered under this Agreement. If process improvements decrease the cost of manufacturing, the Minimum Quantity of API to be delivered will be adjusted as described in Section 10 of the Agreement. If the API to be supplied by Degussa is or includes in addition another active pharmaceutical ingredient, the Minimum Quantity of API to be delivered (the “Minimum Quantities”) will be adjusted accordingly and the Minimum Contribution obligation will remain as indicated below.

Calendar Year	Minimum Contribution	Minimum Quantity of API to Be Delivered
2006	[ * ]	[ * ] [ * ]
2007	[ * ]	[ * ]
2008	[ * ]	[ * ]
2009	[ * ]	[ * ]
2010	[ * ]	[ * ]
2011	[ * ]	[ * ]
2012	[ * ]	[ * ]
2013	[ * ]	[ * ]

GSL will pay to Degussa the Base Selling Price per unit of API where the Base Selling Price per unit equals the sum of the variable costs, consisting of raw materials, effluent disposal, cleaning solvents, and consumables plus the Minimum Contribution divided by the Minimum Quantities (the “Minimum Contribution Per Unit”). For the calculation of raw material costs, the amount of the raw materials consumed per kilogram of FTC will be [ * ].

GSL is obligated to order and Degussa shall not be obligated to deliver more than such quantities of API in the years 2006 through 2013 so that the Minimum Contribution indicated in the table above is achieved. GSL may reallocate the volume of API indicated for 2013 and evenly distribute it in purchase orders over the contract years 2007 through 2012 with prior notice but may not increase by more than [ * ] metric tons of additional API in any given year, unless the Parties agree otherwise.

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Degussa may offer to GSL additional quantities of FTC in excess of GSL’s minimum purchase obligations, and GSL will have the option to purchase such excess quantities at [ * ]% of the unit Base Selling Price applicable to that year.

*  *  *  *  *

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Exhibit B

Example of Adjustments Pursuant to Section 10(b)-(c)

Assumptions

•	base selling price: [ * ] €/kg, consisting of [ * ]€/kg variable costs and [ * ]€/kg base contribution margin

•	cost changes become effective January 1 of a given year

•	minimum annual FTC volume for this given year shall be [ * ] kg

Decrease in variable costs due to yield improvement or alternative raw material sources

i.	[ * ]
	base selling price:	[	* ] €/kg
	new variable costs:	[	* ] €/kg
	new base contribution margin:	[	* ] €/kg
	new base selling price:	[	* ] €/kg

ii.	[ * ]
	base selling price:	[	* ] €/kg
	new variable costs:	[	* ] €/kg
	new base contribution margin:	[	* ] €/kg
	new base selling price:	[	* ] €/kg

In both cases the minimum annual FTC volume remains unchanged for the balance of the contract period.

*  *  *  *  *

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Exhibit C

Example of Adjustments Pursuant to Section 10(e)

Assumptions

•	base selling price: [ * ] €/kg, consisting of [ * ]€/kg variable costs and [ * ]€/kg base contribution margin

•	cost changes become effective January 1 of a given year

•	minimum annual FTC volume for this given year shall be [ * ] kg

Decrease in fixed costs due to process improvements identified by GSL and Degussa

reduction in fixed costs:	[ * ] €/kg

[ * ]% of reduction in fixed costs:	[ * ] €/kg

new base selling price:	[ * ] €/kg

minimum annual contribution:	[ * ] €

[ * ]% of reduction in fixed costs:	[ * ] €/kg

additional annual contribution:	[ * ] €

new minimum annual contribution:	[ * ] €

new minimum annual FTC volume:	[ * ] kg

* * * * *

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Schedule 10(d)

Second Generation Process

1.	Part 1 – [ * ]
2.	Part 2 – [ * ]
3.	Part 3 – [ * ]
4.	Part 4 – Addendum to Part 3 – [ * ]

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